Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 28, 2012, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-166190) and related Prospectus of PVH Corp. for the registration of debt securities.

/s/ Ernst & Young

New York, NY

January 14, 2013